Exhibit 1.1

PURCHASE AGREEMENT

September 12, 2022

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Introductory. CNX Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A hereto of $500,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2031 (the “Notes”). Citigroup Global Markets Inc. has agreed to act as representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 2 hereof), among the Company, the Guarantors (as defined below) named therein as parties thereto and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), among the Company, the Trustee and DTC.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally by (a) the entities listed on the signature pages hereof as “Guarantors” (the “Current Guarantors”) and (b) any subsidiary of the Company formed or acquired after the Closing Date that is required to execute a supplemental indenture to provide a guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”). The Notes and the Guarantees are herein referred to as the “Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to the Initial Purchasers copies of a Preliminary Offering Memorandum, dated September 12, 2022 (the “Preliminary Offering Memorandum”), and has prepared and delivered to the Initial Purchasers copies of a Pricing Supplement substantially in the form attached hereto as Annex III (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchasers in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Purchase Agreement (this “Agreement”) is executed and delivered, the Company will prepare and deliver to the Initial Purchasers a Final Offering Memorandum dated the date hereof (the “Final Offering Memorandum”).

This Agreement, the Securities and the Indenture (including the Guarantees set forth therein) are collectively referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(d) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package includes, and the Final Offering Memorandum will include, all the information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications. The Company and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex I and (iv) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company, the

Guarantors or their agents and representatives pursuant to clauses (iii) and (iv) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission (collectively the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) The DTC Agreement. The DTC Agreement has been duly authorized by, and, on the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will, on the Closing Date, be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by each Guarantor for issuance pursuant to this Agreement and the Indenture; and the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable against such Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m) Independent Accountants. Ernst & Young LLP, who audited the financial statements and financial statement schedules included or incorporated by reference in the Offering Memorandum of the Company, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the entities to which they relate at the dates indicated and the statement of income, stockholders’ equity and cash flows of the entities to which they relate for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to said financial statements present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the applicable audited financial statements included therein. All disclosures contained in the Offering Memorandum, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Incorporation and Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party and (ii) is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of clause (ii) above where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(p) Incorporation and Good Standing of Subsidiaries. Each of the subsidiaries that is a Current Guarantor (each, a “Subsidiary” and, collectively, the “Subsidiaries”) and CNX Midstream Partners LP, a Delaware limited partnership (“CNXM”), (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of clause (ii) above where such failures to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or other equity interests of each Subsidiary and CNXM has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the outstanding shares of capital stock or other equity interests of any Subsidiary or CNXM was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or CNXM, as applicable. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) and (B) certain other subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 102 of Regulation S-X.

(q) Capitalization. As of June 30, 2022, the Company had the capitalization as is described under the caption “Capitalization” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company.

(r) Non-Contravention of Existing Instruments. Neither the Company nor any Subsidiary nor CNXM is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The issuance and sale of the Securities, the compliance by the Company and the Guarantors with all of the provisions of the Securities and the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors and the consummation of the transactions contemplated hereby and thereby and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Change), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No Further Authorizations or Approvals Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or the Guarantors of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents or the Offering Memorandum, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t) No Material Actions or Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company and the Guarantors, threatened, against or affecting the Company or any of its subsidiaries, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in the Transaction Documents or the Offering Memorandum or the performance by the Company and the Guarantors of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Change.

(u) Intellectual Property Rights. Except as disclosed in the Offering Memorandum: (i) the Company and its subsidiaries own, possess or have adequate proprietary and intellectual property rights (under any jurisdiction, including statutory and common law rights), including: patents and applications for the same (including extensions, divisions, continuations, continuations-in-part, reexaminations and reissues of the foregoing); patent rights; licenses; inventions; copyrights and other rights in works of authorship (and registrations and applications for registration of the same); knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures); trademarks, service marks, trade names, slogans, domain names, logos and trade dress (including all goodwill associated with any of the foregoing); or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to so own, possess or license or have other rights to use or acquire would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) neither the Company nor any of its subsidiaries, nor the conduct of any of their respective businesses, has infringed, misappropriated or violated any Intellectual Property of any person, and to the knowledge of the Company and its subsidiaries, no person is infringing, misappropriating, or otherwise violating any Intellectual Property owned by the Company or any of its subsidiaries; (iii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement, misappropriation or other violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property of the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, misappropriation or other violation, or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Change; (iv) the Company and its subsidiaries have taken reasonable measures to protect the confidentiality of their respective trade secrets and confidential information used in the business of the Company and its subsidiaries; (v) none of the Company’s or its subsidiaries proprietary software contain an open source, copyleft or community source code license in a manner that (a) requires or conditions the use of such software on the disclosure, licensing or distribution of any Intellectual Property owned by the Company or its subsidiaries, or (b) otherwise imposes any limitation, restriction or condition on the right or ability of the Company or its subsidiaries to use, distribute or provide access to any Intellectual Property owned by the Company or its subsidiaries; and (vi) in the past four years, there has been no failure, material substandard performance, or breach of any computer systems of the Company, its subsidiaries or the Guarantors or, to the knowledge of the Company, its subsidiaries or the Guarantors, their respective contractors that has caused any material disruption to the business of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has provided or been required to provide any notice to any person or governmental authority regarding any unauthorized use or disclosure of any personal information collected or controlled by the Company or any of its subsidiaries.

(v) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. The Company and its subsidiaries are presently, and in the past three (3) years have been, in material compliance with all applicable laws, statutes and all judgments, orders, rules and regulations of any court, arbitrator, governmental and regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(w) All Necessary Permits, etc. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate Governmental Entities (collectively, “Governmental Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the

Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(x) Title to Properties. The Company and its subsidiaries have good and valid title in fee simple to, valid easements and rights of way in and to, or valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Memorandum or (ii) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the easements, rights of way, leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, other than such failures to be in full force and effect that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, except as disclosed in the Offering Memorandum, neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the easements, rights of way, leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession and/or use of the lands subject to such easements and rights of way pursuant to the terms thereof and/or the leased or subleased premises under any such lease or sublease that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(y) Tax Law Compliance. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to U.S. federal income tax law, as well as applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, and have paid all taxes due with respect to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided by the Company in accordance with GAAP or where the failure to pay such taxes would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The charges, accruals and reserves on the books of the Company in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Change.

(z) Investment Company Act. Neither the Company nor any Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) Insurance. The Company and its subsidiaries either carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company and the Guarantors have no reason to believe that they or any of their subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb) No Price Stabilization or Manipulation. The Company and the Guarantors have not, nor to the knowledge of the Company and the Guarantors, has any affiliate of the Company or the Guarantors taken, nor will the Company, the Guarantors or any of their respective affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) No Prohibition on Dividends. No subsidiary of the Company or any Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Guarantors, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company or the Guarantors any loans or advances to such subsidiary from the Company or the Guarantors or from transferring any of such subsidiary’s property or assets to the Company or the Guarantors or any other subsidiary of the Company or the Guarantors, except as described in or contemplated in the Offering Memorandum.

(dd) Solvency. The Company and its subsidiaries, considered as one enterprise, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ee) Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the knowledge of the Company and the Guarantors, any of their respective directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s executive officers, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(gg) Regulations T, U or X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause any Transaction Document or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh) Compliance with and Liability Under Environmental Laws. Except as disclosed in the Offering Memorandum or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of, or subject to any liability under, any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, the workplace, ambient air, surface water, groundwater, land surface or subsurface strata) or natural resources such as flora, fauna and wetlands, including, without limitation, laws and regulations relating to the Release or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, natural gas, natural gas liquids, radioactive materials, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all Governmental Licenses, and have made all filings and provided all financial assurances and notices, required under any applicable Governmental License and/or Environmental Law and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company and the Guarantors, threatened actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or potential responsibility, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no, and in the past five (5) years have not been any, events, conditions or circumstances that would reasonably be expected to form the basis of a requirement for cleanup or remediation, or an action, suit, claim or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. The term “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment, or into, from or through any structure or facility.

(ii) ERISA Compliance. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) the Company, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, to the knowledge of the Company and the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA, (ii) no “reportable event” (as defined in Section 4043(c) of ERISA, except that reportable event shall not include reportable events for which notice or reporting requirements have been waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (iii) no “single-employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, is currently contemplated to be terminated, (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code (as defined below) and (v) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has timely applied for or received a determination letter from the Internal Revenue Service and, to the knowledge of the Company and the Guarantors, nothing has occurred, whether by action or failure to act, which is likely to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

(jj) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent, and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(kk) Reserve Report Data. The oil and gas reserve estimates of each of the Company and its subsidiaries for the fiscal years ended December 31, 2019, 2020 and 2021 included in or incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum are derived from reports that have been prepared by the independent petroleum consulting firms as set forth therein, such reserve estimates fairly reflect in all material respects the oil and gas reserves of each of the Company and its subsidiaries at the dates indicated therein and are in accordance, in all material respects, with the Commission guidelines applied on a consistent basis throughout the periods involved.

(ll) Independent Reserve Engineering Firm. Netherland, Sewell & Associates Inc. (“Netherland”) has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to Company and its subsidiaries and for the periods set forth in the Offering Memorandum.

(mm) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other applicable anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(nn) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(oo) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company or any of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. Each of the Company and the Guarantors is a “reporting issuer,” as defined in Rule 902 under the Securities Act.

(qq) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Offering Memorandum is based on or derived from sources that the Company and the Guarantors believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Notes. The Company hereby agrees to issue and sell to the several Initial Purchasers all of the Notes, and the Initial Purchasers agree severally and not jointly to purchase from the Company the aggregate principal amount of Notes set forth opposite their names in Schedule A hereto at a purchase price of 98.75% of the principal amount of the Notes, plus accrued interest, if any, from September 26, 2022 to the Closing Date (the “Purchase Price”), payable on the Closing Date on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b) The Closing Date. Delivery of certificates for the Notes in form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on September 26, 2022, or such other time and date as the Initial Purchasers shall designate by notice to the Company. The time and date of such payment for the Notes is referred to herein as the “Closing Date.”

(c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers the Notes at the Closing Date through the facilities of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The global certificates for the Notes shall be in such denominations as the Representative may designate and registered in the name of Cede & Co., as nominee of DTC, pursuant to the DTC Agreement. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Guarantors that:

(i) it will offer and sell the Notes only to (A) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (B) upon the terms and conditions set forth in Annex II to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further, jointly and severally, covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and, in any event, no later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with any applicable law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Representative it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with any applicable law, the Company and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made at the Closing Date and at the time of sale of the Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Section 8 and Section 9 hereof are specifically applicable and relate to the Preliminary Offering Memorandum, the Pricing Supplement, the Pricing Disclosure Package, the Final Offering Memorandum, and any Company Additional Written Communication, registration statement or prospectus and any such amendments or supplements thereto referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or other form of entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities . During the period of 45 days following the date hereof, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement); provided, however, that the foregoing shall not prohibit the Company and its subsidiaries from filing a new shelf Registration Statement on Form S-3 (it being understood that any offer or sale of any debt securities or securities exchangeable for or convertible into debt securities from this shelf Registration Statement remains subject to the foregoing restrictions).

(i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representative and, upon request, to the other Initial Purchasers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or any such Affiliate of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l) No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(m) Legended Securities. Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(n) The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (a) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (b) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (c) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (d) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (e) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (f) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities (g) any fees payable in connection with the rating of the Securities with the ratings agencies, (h) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (i) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their other obligations under this Agreement and (j) all expenses incident to the “road show” for the offering of the Securities, including travel expenses; provided, however, that the Initial Purchasers will pay 50% of the cost of any chartered airplane. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes on the Closing Date as provided herein is subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date, addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b) Reserve Report Confirmation Letters. At the time of the execution of this Agreement, the Representative shall have received from Netherland, a letter, dated the date hereof, in form and substance satisfactory to the Representative, with respect to the statements and certain information contained in the Pricing Disclosure Package and certain other customary matters. In addition, on the Closing Date, the Representative shall have received from Netherland, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, in the form of the letter delivered on the date hereof, except that (i) it shall cover the statements and certain information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date, (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinions, each dated the Closing Date and addressed to the Initial Purchasers and reasonably satisfactory to the Initial Purchasers, of (i) Latham & Watkins LLP, special counsel for the Company, substantially in the forms of Exhibits A-1, A-2 and A-3 and (ii) special counsels in the Commonwealth of Virginia and State of West Virginia, substantially in the form of Exhibit A-4.

(e) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer and an Executive Vice President of the Company on behalf of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date, with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Each offer or sale of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex II hereto, which Annex II is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Company shall ensure that the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the form set forth under “Transfer Restrictions” in the Preliminary Offering Memorandum.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final non-appealable judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement in clause (i) shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or is otherwise permitted by Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the third and fourth sentences in the sixth paragraph, and the statements pertaining to the Initial Purchasers in the ninth, tenth and eleventh paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this

Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representative (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York or state of Company’s incorporation authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as one enterprise regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Company or any Guarantor to the Initial Purchasers, except that the Company and the Guarantors shall be obligated to reimburse the expenses of any Initial Purchaser pursuant to Section 4 and Section 6 hereof, (B) the Initial Purchasers to the Company and the Guarantors or (C) any party hereto to any other party except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their affiliates, employees, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Facsimile: (713) 615-5669

Attention: Thomas G. Zentner III

If to the Company or the Guarantors:

CNX Resources Corporation

CNX Center

1000 CONSOL Energy Drive, Suite 400

Canonsburg, PA 15317-6506

Facsimile: (724) 485-4837

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

301 Congress Avenue, Suite 900

Austin, Texas 78701

Facsimile: (737) 910-7363

Attention: David J. Miller

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 and Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 16. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”) as to which such jurisdiction is nonexclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names in Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on the Closing Date. If any of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of the Guarantors on other matters) or any other obligation to the Company or any of the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchasers of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19: (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

[Signature Pages Follow]

Very truly yours,

CNX Resources Corporation

By: /s/ Alan K. Shepard
Name: Alan K. Shepard
Title: Chief Financial Officer

The Guarantors identified on Schedule I hereto, as Guarantors

By: /s/ Alan K. Shepard
Name: Alan K. Shepard
as Authorized Signatory for each of the
Guarantors listed on Schedule I hereto

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

Citigroup Global Markets Inc.

By: /s/ Mohammed S. Baabde
Name: Mohammed S. Baabde
Title: Managing Director
Acting on behalf of itself and
as a Representative to the Initial Purchasers

SCHEDULE I

Guarantors

CNX Gas Company LLC CNX Gas LLC
CNX Gas Holdings, Inc.
CNX Land LLC
CNX Water Assets LLC (f/k/a CONSOL of WV LLC) CNX Gathering LLC CNX Resource Holdings LLC
Pocahontas Gas LLC
CSG Holdings III LLC
CSG Holdings II LLC
CSG Holdings I LLC
Cardinal States Gathering Company LLC

Schedule I-1

SCHEDULE A

INITIAL PURCHASERS

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$126,008,000.00
J.P. Morgan Securities LLC	$100,806,000.00
BofA Securities, Inc.	$26,617,000.00
CIBC World Markets Corp.	$26,617,000.00
Credit Suisse Securities (USA) LLC	$13,309,000.00
Morgan Stanley & Co. LLC	$10,081,000.00
MUFG Securities Americas Inc.	$26,617,000.00
PNC Capital Markets LLC	$30,166,000.00
TD Securities (USA) LLC	$26,617,000.00
Truist Securities, Inc.	$26,617,000.00
Wells Fargo Securities, LLC	$26,617,000.00
Capital One Securities, Inc.	$18,632,000.00
Citizens Capital Markets, Inc.	$18,632,000.00
WauBank Securities LLC	$4,032,000.00
U.S. Bancorp Investments, Inc.	$18,632,000.00

Total	$500,000,000.00

Schedule A-1

EXHIBIT A-1

Opinion of special counsel for the Company to be delivered pursuant to Section 5 of the Purchase Agreement.

1. The Company is a corporation under the DGCL with corporate power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to execute and deliver, and incur and perform all of its obligations under, the Purchase Agreement and the Indenture Documents1 to which it is a party. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. Each of the Delaware Guarantors2 is a limited liability company or corporation, as applicable, under the DLLCA or DGCL with limited liability company or corporate power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to execute and deliver, and incur and perform all of its obligations under, the Purchase Agreement and the Indenture Documents to which it is a party. With your consent, based solely on certificates from public officials, we confirm that each of the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware.

3. The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action or limited liability company action, as applicable, of the Company and each of the Delaware Guarantors, and the Purchase Agreement has been duly executed and delivered by the Company and each of the Delaware Guarantors.

4. The execution, delivery and performance of the Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The execution, delivery and performance of the Indenture, including the Guarantees contained therein, has been duly authorized by all necessary limited liability company or corporate action of each of the Delaware Guarantors and has been duly executed and delivered by each of the Delaware Guarantors. The Indenture, including the Guarantees contained therein, is the legally valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms.

6. The execution, delivery and performance of the Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

[1]	“Indenture Documents” shall be defined to mean the Indenture (including the Guarantees) and the Notes.
[2]	“Delaware Guarantors” shall be defined to mean any guarantor that is a limited liability company or corporation, as applicable, organized in the state of Delaware.

Exhibit A-1 - 1

7. (a) The execution and delivery of the Purchase Agreement, the Notes and the Indenture by the Company and each of the Delaware Guarantors, as applicable, and (b) the issuance and sale of the Notes and the Guarantees thereof by the Company and the Guarantors, as applicable, to you pursuant to the Purchase Agreement, and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Offering Memorandum do not on the date hereof:

(i) violate the provisions of the Governing Documents3; or

(ii) result in the breach of or a default under any of the Specified Agreements4 by the Company or any Guarantor; or

(iii) violate any federal or New York statute, rule or regulation applicable to the Company or any Delaware Guarantor, or violate the DGCL or DLLCA; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company or any Delaware Guarantor from, or any registrations, declarations or filings to be made by the Company or any Delaware Guarantor with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company and any Delaware Guarantor or the DGCL or the DLLCA on or prior to the date hereof that have not been obtained or made.

8. The statements in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Description of Other Indebtedness” insofar as they purport to describe or summarize certain provisions of the Notes, the Guarantees, the Indenture or the indebtedness described therein, respectively, and the New York laws referred to therein are accurate summaries or descriptions in all material respects.

9. No registration of the Notes or the Guarantees under the Securities Act, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you, in each case, in the manner contemplated by the Purchase Agreement, the Pricing Disclosure Package and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

[3]

“Governing Documents” shall be defined to mean the Certificate of Formation and Limited Liability Company Agreements of each of the Delaware Guarantors, together with the Restated Certificate of Incorporation of the Company, dated as of February 26, 1999, and the Amended and Restated Bylaws of the Company, dated as of April 6, 2019.

[4]

“Specified Agreements” shall be defined to mean any indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company for borrowed money, identified to special counsel to the Company by an officer of the Company as material to the Company and listed as an exhibit to the opinion.

Exhibit A-1 - 2

10. The Company and the Guarantors are not, and immediately after giving effect to the issuance and sale of the Notes in accordance with the Purchase Agreement and the application of proceeds as described in the Preliminary Offering Memorandum under the caption “Use of Proceeds,” as supplemented by the Pricing Supplement, and in the Offering Memorandum, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1 - 3

Schedule I to Exhibit A-1

Delaware Guarantors

CNX Gas LLC

CNX Land LLC

CNX Gathering LLC

CNX Resource Holdings LLC

CNX Gas Holdings, Inc.

Pocahontas Gas LLC

CSG Holdings I LLC

CSG Holdings II LLC

CSG Holdings III LLC

Exhibit A-1 - 4

Schedule II to Exhibit A-1

Other Guarantors

Cardinal States Gathering Company, a Virginia limited liability company

CNX Gas Company LLC, a Virginia limited liability company

CNX Water Assets LLC, a West Virginia limited liability company

Exhibit A-1 - 5

Schedule III to Exhibit A-1

Specified Agreements

•	Indenture, dated as of March 14, 2019, among CNX Resources Corporation, the Subsidiary Guarantors named therein and UMB Bank, N.A., as trustee, with respect to the 7.250% Senior Notes due 2027.

•

Indenture, dated as of May 1, 2020, among CNX Resources Corporation, the Subsidiary Guarantors named therein and UMB Bank, N.A., as trustee, with respect to the 2.25% Convertible Senior Notes due 2026.

•	Indenture, dated as of November 24, 2020, among CNX Resources Corporation, the Subsidiary Guarantors named therein and UMB Bank, N.A., as trustee, with respect to the 6.00% Senior Notes due 2029.

•

Third Amended and Restated Credit Agreement, dated as of October 6, 2021, by and among CNX Resources Corporation, certain of its subsidiaries, PNC Bank, National Association, as administrative agent and collateral agent, Bank of America, N.A., Canadian Imperial Bank of Commerce, New York Branch, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., TD Securities (USA) LLC, Truist Bank, and Wells Fargo Bank, National Association, as co-syndication agents and the lender parties thereto.

•

Amendment No. 1, dated as of May 5, 2022, to the Third Amended and Restated Credit Agreement, dated as of October 6, 2021, by and among CNX Resources Corporation, certain of its subsidiaries, PNC Bank, National Association, as administrative agent and collateral agent, Bank of America, N.A., Canadian Imperial Bank of Commerce, New York Branch, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., TD Securities (USA) LLC, Truist Bank, and Wells Fargo Bank, National Association, as co-syndication agents and the lender parties thereto.

Exhibit A-1 - 6

EXHIBIT A-2

Form of Negative Assurance Statement of Latham & Watkins LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Preliminary Offering Memorandum, as of 4:00 p.m., New York City time, on September 12, 2022, together with the Incorporated Documents as of that date, when taken together with the Pricing Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Offering Memorandum, as of its date or as of the date hereof, together with the Incorporated Documents as of those respective dates, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data or oil, natural gas liquids and natural gas reserve data or reports (or information or estimates derived therefrom) included or incorporated by reference in, or omitted from, the Preliminary Offering Memorandum, the Pricing Supplement, the Offering Memorandum or the Incorporated Documents.

This letter is furnished only to you in your capacity as Representative of the several Initial Purchasers in their capacity as initial purchasers under the Purchase Agreement and is solely for the benefit of the Initial Purchasers in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes or any interest therein from you or the other Initial Purchasers) without our prior written consent, which may be granted or withheld in our sole discretion.

Exhibit A-2 - 1

EXHIBIT A-3

Form of Tax Opinion of Latham & Watkins LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein, in the Pricing Disclosure Package, and in the Offering Memorandum, we hereby confirm that the statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit A-3 - 1

EXHIBIT A-4

Opinion of local counsel for the Company to be delivered pursuant to Section 5 of the Purchase Agreement.

(i) Each [Virginia or West Virginia] Guarantor is validly existing and in good standing (or its equivalent status) under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the Indenture.

(ii) The Purchase Agreement has been duly authorized, executed and delivered by each [Virginia or West Virginia] Guarantor.

(iii) The Indenture has been duly authorized, executed and delivered by each [Virginia or West Virginia] Guarantor.

(iv) The Guarantees of the Notes have been duly authorized, executed and delivered for issuance by each [Virginia or West Virginia] Guarantor pursuant to the Purchase Agreement and the Indenture.

(v) The execution and delivery of the Purchase Agreement and the Indenture by each [Virginia or West Virginia] Guarantor and the performance by each [Virginia or West Virginia] Guarantor of its respective obligations thereunder (other than performance under the indemnification section of the Purchase Agreement, as to which no opinion is rendered) (i) will not result in any violation of the provisions of the governance documents of any [Virginia or West Virginia] Guarantor and (ii) will not result in any violation of any Applicable Law. “Applicable Law” means those laws, rules and regulations of the [Commonwealth of Virginia or State of West Virginia], in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than state securities or blue sky laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc., as to which such counsel expresses no opinion), but without having made any special investigation as to the applicability of any specific law, rule or regulation.

(vi) No consent, approval, authorization or other order of, or registration or filing with any governmental or regulatory authority or agency of the [Commonwealth of Virginia or State of West Virginia] is required for the execution, delivery and performance by each [Virginia or West Virginia] Guarantor of its respective obligations under the Purchase Agreement or the Indenture.

Exhibit A-4 - 1

ANNEX I

Additional Written Communications

Roadshow, dated September 12, 2022

Annex I - 1

ANNEX II

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Each Initial Purchasers agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex II - 1

ANNEX III

Pricing Supplement, dated September 12, 2022

to Preliminary Offering Memorandum dated September 12, 2022

Strictly Confidential

CNX Resources Corporation

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined herein have the meanings given them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction. Accordingly, we are offering the notes only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	CNX Resources Corporation

Title of Securities:	7.375% Senior Notes due 2031

Aggregate Principal Amount:	$500,000,000

Net Proceeds:	$492,750,000

Distribution:	144A / Regulation S for life

Final Maturity Date:	January 15, 2031

Offering Price:	100.000%

Coupon:	7.375%

Yield to Maturity	7.375%

Interest Payment Dates:	January 15 and July 15

First Interest Payment Date:	July 15, 2023

Ratings:	Moody’s: B1 S&P: BB Fitch: BB+

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, suspension, revision or withdrawal at any time by the assigning rating agency.

Optional Redemption:	On and after January 15, 2026, in whole or in part, at any time or from time to time, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to, but not including, the

Annex III - 1

date of redemption, if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Date	Price
2026	103.688%
2027	101.844%
2028 and thereafter	100.000%

Optional Redemption with Equity Proceeds:

Before the first call date, we may redeem the notes at 100% of the principal amount thereof, plus an “applicable premium” calculated using a discount rate of Treasury plus 50 basis points, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

In addition, prior to January 15, 2026, we may redeem up to 40% of the notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.375% of the aggregate principal amount of notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption.

Change of Control:	Put at 101% of principal, plus accrued and unpaid interest to, but not including, the date of purchase.

CUSIP / ISIN Numbers:	144A:	12653C AK4 / US12653CAK45
	Regulation S:	U1749L AF1 / USU1749LAF14

Denominations / Multiple:	$2,000 x 1,000

Trade Date:	September 12, 2022

Settlement Date:	September 26, 2022 (T+10).

We expect that delivery of the notes will be made to investors on or about September 26, 2022, which will be the tenth business day following the date of this pricing supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day prior to delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day prior to their date of delivery hereunder should consult their advisors.

Initial Purchasers of Notes:	Joint Book-Running Managers: Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Annex III - 2

BofA Securities, Inc.

CIBC World Markets Corp.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Co-Manager:

Capital One Securities, Inc.

Citizens Capital Markets, Inc.

WauBank Securities LLC

U.S. Bancorp Investments, Inc.

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this Pricing Supplement is not a complete description of the Notes or the offering.

The offer and sale of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to (i) persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act or (ii) non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this Pricing Supplement, in making an investment decision with respect to the Notes.

Neither this Pricing Supplement nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex III - 3